November 13, 1996




Dear [Name]:

         Sun Microsystems, Inc. (the "Company") considers it essential to the best interests of its stockholders to attract top executives and to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that the possibility of a change of control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

         The Board has determined that appropriate steps should be taken to ensure the continuity of management and to foster objectivity in the face of potentially disturbing circumstances arising from the possibility of a change of control of the Company, although no such change is now contemplated.

         In order to induce you to remain in the employ of the Company and in consideration of your further services to the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Company terminates subsequent to a "Change of Control" of the Company (as defined in subparagraph 2(c) hereof) under the circumstances described below.

         1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until your employment with the Company is terminated other than after a Change of Control unless sooner terminated by written agreement of the Company and you.

         2.       Definitions.  As used in this Agreement:

                  (a) "Annual Compensation" means the total of (i) one year of base salary, at the highest base salary rate that you were paid by the Company in the 12-month period prior to the date of your termination of employment (the "Look-Back Period"), (ii) 100% of the greatest "On Target" annual bonus for which you were eligible within the Look-Back Period, and (iii) 100% of the greatest "On Target" Commission for which you were eligible within the Look-Back Period.

                  (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) "Change of Control" of the Company means and includes each and all of the following occurrences:

                           (i) The  stockholders of the Company approve a merger
                  or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                           (ii) The  acquisition  by any  Person  as  Beneficial
                  Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities except pursuant to a negotiated agreement with the Company and pursuant to which such securities are purchased for the Company.

                           (iii) A  majority  of the Board of  Directors  of the
                  Company in office at the beginning of any thirty-six (36) month period is replaced during the course of such thirty-six
                  (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such placement was not initiated by the Board of Directors of the Company as constituted at the beginning of such thirty-six
                  (36) month period.

                           Any other provision of this Section  notwithstanding,
                  the term "Change in Control" shall not include either of the following events undertaken at the election of the Company:

                                    (x) Any  transaction,  the sole  purpose  of
                           which is to change the state of the Company's incorporation;

                                    (y) A transaction, the result of which is to
                           sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's Common Stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

                  (d) "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f)  "Company"  means  Sun  Microsystems,   Inc.,  a  Delaware
corporation, and any successor as provided in Article VII hereof.

                  (g) "Person"  shall have the meaning  ascribed to such term in
Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Sections 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as Trustee).

                  (h)  "Severance   Payment"  means  the  payment  of  severance
compensation as provided in Section 3 of this Agreement.

         3. Compensation Upon Termination of Employment Following a Change of Control. Subject to Sections 7 and 8 below, if your employment with the Company is terminated within twelve (12) months after a Change in Control,

                  (a) you will be entitled to a Severance Payment in an amount computed as follows:

                           (i) an amount equal to two and one-half (2 1/2) times Annual Compensation ("Termination Payment"); plus

                           (ii) the same percentage of Company-paid health and group-term life insurance benefits as were provided to you and your family under plans of the Company as of the Change of Control for a total of twenty-four
                           (24) months.

                  (b) the Company agrees that in addition to the Termination Payment, all outstanding stock options previously granted to you under the Company's Stock Option Plan (including any options issued in substitution or assumption of such options as a result of a Change in Control), whether vested or unvested, shall immediately have their vesting accelerated upon such termination, and all such outstanding non-statutory stock options shall be exercisable for a period of three (3) months after such termination.

                  (c) Any cash payment to you under subparagraph 3(a) shall be made within 30 calendar days of your termination of employment.

                  (d) Notwithstanding  anything contained in subsections (a) and
(b) above, the Company shall have no obligation to make any payment or offer any benefits to you under this Section 3 if your employment is terminated prior to a Change in Control or if your employment is terminated after a Change in Control for Cause (as defined in Section 4), death, Disability (as defined in Section
5),  retirement or resignation other than for Good Reason (as defined in Section
6).

                  (e) For purposes of COBRA, the date of a "qualifying event" for you and your covered dependents shall be the date upon which the coverage provided under Section 3(a)(ii) above terminates.

         Furthermore, for purposes of this Agreement, if it is determined by the Company's independent public accountants (the "Accountants") that acceleration of vesting of shares would preclude accounting for the acquisition of the Company as a pooling of interests, and it is a condition to the closing of the Change of Control transaction that the transaction be accounted for as a pooling of interests, then the Company shall not accelerate the vesting of your options under this Section 3.

         4. Cause. For purposes of this Agreement, "Cause" means (i) theft or damage of Company property; (ii) use, possession, sale or distribution of illegal drugs, (iii) being under the influence of alcohol or drugs (except to the extent medically prescribed) while on duty or on Company premises, (iv) involvement in activities representing conflicts of interest, (v) improper disclosure of confidential information, (vi) conduct endangering, or likely to endanger, the health or safety of another employee; (vii) conviction of a felony, or (viii) falsifying or misrepresenting information on Company records.

         5. Disability. For purposes of this Agreement, "Disability" means that, at the time your employment is terminated, you have been unable to perform the duties of your position for a period of six (6) consecutive months as the result of your incapability due to physical or mental illness.

         6. Good Reason. The Company will be obligated to make payments and provide benefits under Section 3 if you terminate your employment for Good Reason within twelve months after a Change in Control. For purposes of this Agreement, "Good Reason" means

                  (i) a material reduction in salary or benefits,

                  (ii) a material change in job responsibilities,

                  (iii) a request to relocate, except for office relocations that would not increase your one-way commute by more than 50 miles, or

                  (iv) the failure of the Company to obtain the assumption of the Agreement as stipulated in Section 11.

         7.  Parachute  Payments.  In the  event  that any  payment  or  benefit received or to be received by you in connection with a termination of your employment with the Company (collectively, the "Severance Payments") would (i) constitute a "parachute payment" within the meaning of section 280G of the Code or any similar or successor provision to 280G and (ii) but for this Section 7, be subject to the excise tax imposed by section 4999 of the Code or any similar or successor provision to section 4999 (the "Excise Tax"), then such Severance Payments (which Severance Payments shall collectively be referred to herein as the "Severance Parachute Payments") shall be reduced to the largest amount which would result in no portion of the Severance Parachute Payments being subject to the Excise Tax. In the event any reduction of benefits is required pursuant to this Agreement, you shall be allowed to choose which benefits hereunder are reduced (e.g., reduction first from the Severance Payment, then from the vesting acceleration). Any determination as to whether a reduction is required under this Agreement and as to the amount of such reduction shall be made in writing by the Accountants prior to the Change of
Control, whose determinations shall be conclusive and binding upon the Participant and the Company for all purposes. If the Internal Revenue Service (the "IRS") determines that a Severance Parachute Payment is subject to the Excise Tax, then the Company or any related corporation, as their exclusive remedy, shall seek to enforce the provisions of Section 8 hereof. Such enforcement of Section 8 hereof shall be the only remedy, under any and all applicable state and federal laws or otherwise, for your failure to reduce the Severance Parachute Payments so that no portion thereof is subject to the Excise Tax. The Company or related corporation shall reduce a Severance Parachute Payment in accordance with Section 7 only upon written notice by the Accountants indicating the amount of such reduction, if any. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Agreement.

         8. Remedy. If, notwithstanding the reduction described in Section 7 hereof, the IRS determines that you are liable for the Excise Tax as a result of the receipt of a Severance Parachute Payment, then you shall, subject to the provisions of this Agreement, be obligated to pay to the Company (the "Repayment Obligation") an amount of money equal to the "Repayment Amount". The Repayment Amount with respect to a Severance Parachute Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that your net proceeds with respect to any Severance Parachute Payment (after taking into account the payment of the Excise Tax imposed on such Severance Parachute Payment) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to a Severance Parachute Payment shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on such Severance Parachute Payment. If the Excise Tax is not eliminated through the performance of the Repayment Obligation, you shall pay the Excise Tax. The Repayment Obligation shall be performed within 30 days of either (i) your entering into a binding agreement with the IRS as to the amount of your Excise Tax liability or (ii) a final determination by the IRS or a court decision requiring you to pay the Excise Tax with respect to such a Severance Parachute Payment from which no appeal is available or is timely taken.

         9. Disputes. If you disagree with your allotment of benefits under this Agreement, you may file a written appeal with the designated Human Resources representative. Any claim relating to this Agreement shall be subject to this appeal process. The written appeal must be filed within sixty (60) days of your termination date.

         The appeal must state the reasons that you believe you are entitled to different benefits under the Agreement. A designated Human Resources representative shall review the claim. If the claim is wholly or partially denied, the designated Human Resources representative shall provide you with a written notice of the denial, specifying the reasons the claim was denied. Such notice shall be provided within ninety (90) days of receiving your written appeal.

                  If your appeal is denied, you shall have the right and option to elect review of such denial by either a court of competent jurisdiction or by arbitration.

         10.      No Mitigation.

                  (a) You shall not be required to mitigate the amount of any payment provided for in Section 3 hereof by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income you receive for services rendered after your termination of employment with the Company.

                  (b) In addition to the Termination Payment payable pursuant to
         Section 3 hereof, you shall be entitled to receive all benefits payable to you under any benefit plan of the Company in which you participate.

         11. Company's Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section 11, "Company" includes any successor to its business or assets as aforesaid which executes and delivers this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         12. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after deposit with postal authorities transmitted by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first or last page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change address shall be effective only upon receipt.

         13. Amendment or Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by you and the Company. No waiver of either party at any time of the breach of, or lack of compliance with, any conditions or provisions of this Agreement shall be deemed a waiver of the provisions or conditions hereof.

         14. Sole Agreement. This Agreement represents the entire agreement between you and the Company with respect to the matters set forth herein and supersedes and replaces any prior agreements in their entirety. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement will be made by either party which are not set forth expressly herein.

         15. Employee's Successors. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts are still payable to you hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to your devisee, legatee, or other designee or, if there be no such designees, to your estate.

         16. Funding. This Agreement shall be funded from the Company's general assets.

         17. Validity. The invalidity or unenforceabihty of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         18. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

         19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         If the foregoing conforms with your understanding, please indicate your agreement to the terms hereof by signing where indicated below and returning one copy of this Agreement to the undersigned.

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date set forth above.

                                     Very truly yours,

                                     SUN MICROSYSTEMS, INC.


                                     -------------------------------------
                                     Michael H. Morris
                                     Vice President, General Counsel and
                                     Secretary


ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:


---------------------------------
[Name]


---------------------------------


---------------------------------
(Address)


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